Exhibit 99.3

Unaudited Pro Forma Consolidated Condensed Combined Financial Information

The unaudited pro forma consolidated condensed combined financial statement information of National Patent Development Corporation (the “Company”) set forth below is presented to reflect the pro forma effects of the following transaction (the “Transaction”) as if it occurred on the dates indicated.

On April 5, 2007, pursuant to the terms of a definitive asset purchase agreement, dated as of March 13, 2007 (the “Agreement”), with Right-Way Dealer Warehouse, Inc. (“Right-Way”), Five Star Products, Inc., a 58%-owned subsidiary of the Company, acquired substantially all the assets (except certain “Excluded Assets”, as defined in the Agreement) of Right-Way for approximately $3,200,000 in cash and assumed certain of the liabilities of Right-Way which have since been determined to amount to approximately $50,000. The assets consisted primarily of accounts receivable and inventory. The acquisition included all of Right-Way's Brooklyn Cash & Carry business and operations.

The unaudited pro forma consolidated condensed combined statement of income for the year ended December 31, 2006 gives effect to the Transaction as if it occurred on January 1, 2006. The unaudited pro forma consolidated condensed combined statement of income for the year ended December 31, 2006 was derived from:

(i)
The Company’s historical audited consolidated statement of income for the year ended December 31, 2006, which is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the United States Securities and Exchange Commission (the “SEC”) on April 3, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2007; and

(ii)	Right-Way’s historical audited statement of operations for the year ended December 31, 2006, which is filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma consolidated condensed combined statement of income for the three months ended March 31, 2007 gives effect to the Transaction as if it occurred on January 1, 2007. The unaudited pro forma consolidated condensed combined statement of income for the three months ended March 31, 2007 was derived from:

(i)
The Company’s historical unaudited consolidated condensed statement of income for the three months ended March 31, 2007, which is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 15, 2007; and

(ii)
Right-Way’s historical unaudited statement of operations for the three months ended March 31, 2007, which is filed as Exhibit 99.1 to this Current Report on Form 8-K/A, adjusted for the effect of the unaudited pro forma adjustments necessary to account for the Transaction.

The unaudited pro forma consolidated condensed combined balance sheet as of March 31, 2007 has been prepared as if the Transaction occurred on March 31, 2007. The unaudited pro forma consolidated condensed combined balance sheet as of March 31, 2007 combines the Company’s historical unaudited consolidated condensed balance sheet as of March 31, 2007, which is included in our Quarterly  Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 15, 2007, and Right-Way’s historical unaudited condensed balance sheet as of March 31, 2007, which is filed as Exhibit 99.1 to this Current Report on Form 8-K/A, adjusted for the effect of the unaudited pro forma adjustments necessary to account for the Transaction.

The Right-Way acquisition is being accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Accordingly, Right-Way’s operating results will be included in the Company’s operating results since the closing of the Transaction occurred on April 5, 2007.

The pro forma adjustments related to the Right-Way transaction are based on an analysis of inter-company transactions and associated costs, estimated interest expense and income taxes. In addition, the Company estimated the purchase price allocations by estimating the fair value of tangible assets, primarily inventory and accounts receivables. The Company also made adjustments to certain assets and liabilities. Differences between this preliminary allocation and final purchase price allocations could have a material impact on the accompanying unaudited pro forma consolidated condensed combined financial statement information and the Company’s future results of operations and financial position. A final determination of the purchase price allocation, which is still in progress, will be based on actual, tangible and identifiable intangible assets of Right-Way that existed on the date of acquisition.

The unaudited pro forma consolidated condensed combined financial statement information is based on, and should be read together with:

(i)
The Company’s consolidated financial statements as of and for the year ended December 31, 2006, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on April 3, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2007 and the Company’s historical unaudited consolidated condensed financial statements as of and for the three months ended March 31, 2007, which is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 15, 2007; and

(ii)
Right-Way’s financial statements as of and for the year ended December 31, 2006, which are filed as Exhibit 99.2 to this Current Report on Form 8-K/A, and Right-Way’s unaudited condensed financial statements as of and for the three months ended March 31, 2007, which are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma consolidated condensed combined financial statement information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved had the Transaction occurred on the dates indicated, or of the financial position or results of operations that may be attained by the combined company in the future.

NATIONAL PATENT DEVELOPMENT CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the year ended December 31, 2006
 (in thousands, except per share data)

	Historical	Historical			Pro
	NPDC	Right-Way	Adjustments		Forma
Sales	$117,084	$39,474			$156,558
Cost of sales	97,605	37,236			134,841
Gross margin	19,479	2,238			21,717
Selling, general and administrative expenses	(18,678)	(4,321)			(22,999)
Operating profit (loss)	801	(2,083)			(1,282)
Interest expense	(1,565)	(600)	$(267)	(f)	(2,432)
Investment and other income (loss)	(13)				(13)
Loss before income taxes and minority interest	(777)	(2,683)	(267)		(3,727)
Income tax (expense) benefit	(327)	27	1,138	(g)	838
Loss before minority interest	(1,104)	(2,656)	871		(2,889)
Minority interest	(103)		643	(h)	540
Net loss	$(1,207)	$(2,656)	$1,514		$(2,349)
Net loss per share
Basic and diluted	$(.07)				$(.13)

NATIONAL PATENT DEVELOPMENT CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the three months ended March 31, 2007

 (in thousands, except per share data)

	Historical	Historical			Pro
	NPDC	Right-Way	Adjustments		Forma
Sales	$31,931	$4,934	$(600)	(e)	36,265
Cost of sales	26,841	5,169	(645)	(e)	31,365
Gross margin	5,090	(235)	45		4,900

Selling, general and administrative expenses	(4,702)	(675)			(5,377)

Operating profit (loss)	388	(910)	45		(477)

Interest expense	(326)	(136)	(69)	(f)	(531)
Investment and other income	66	0	0		66

Income (loss) before income taxes and minority interest	128	(1,046)	(24)		(942)

Income tax (expense) benefit	(360)	(6)	441	(g)	120

Loss before minority interest	(232)	(1,052)	417		(867)

Minority interest	(195)	0	269	(h)	74

Net loss	$(427)	$(1,052)	$686		$(793)

Net loss per share
Basic and diluted	$(0.02)				$(0.04)

NATIONAL PATENT DEVELOPMENT CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED
BALANCE SHEET
As of March 31, 2007
(in thousands)

	Historical	Historical			Pro
	NPDC	Right-Way	Adjustments		Forma
Assets
Current assets
Cash and cash equivalents	$4,094	$1,152	$(1,152)	(a)	$4,094
Accounts receivable, less allowance for doubtful accounts of $355	19,515	1,849	(240)	(b)	21,124
Receivable from GP Strategies Corporation	66				66
Inventories	25,566	1,986	228	(c)	27,780
Prepaid expenses and other current assets	1,322	300	(300)	(a)	1,322
Deferred tax asset	842	0	0		842
Total current assets	51,405	5,287	(1,464)		55,228

Marketable securities available for sale	354				354
Property, plant and equipment, net	3,580	276	(276)	(a)	3,580
Investment in Valera, including available for sale securities of $4,989 and $4,823 in 2007 and 2006	6,122				6,122
Other assets	3,926	309	(309)	(a)	3,926
Total assets	$65,387	$5,872	$(2,049)		$69,210

(continued)

NATIONAL PATENT DEVELOPMENT CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED
BALANCE SHEET (continued)
As of March 31, 2007
(in thousands)

	Historical	Historical			Pro
	NPDC	Right-Way	Adjustments		Forma
Liabilities and stockholders’ equity
Current liabilities
Current maturities of long-term debt	$187	$206	$(206)	(a)	$187
Short term borrowings	19,598	3,749	(3,749)	(a) (d)	22,948
Accounts payable and accrued expenses	19,885	163 0	(113)	(a) (b)	19,695
Total current liabilities	39,670	4,118	(958)		42,830

Liabilities subject to compromise		5,218	(5,218)	(a)
Long-term debt less current maturities	1,544				1,544
Deferred tax liability	279				279
Other liabilities	259				259

Minority interest	2,488				2,488
Common stock subject to exchange rights	431				431

Stockholders’ equity
Common stock	180	51	(51)	(a)	180
Additional paid-in capital	26,069				26,069
Accumulated deficit	(9,604)	(2,665)	2,665 663	(a) (i)	(8,941)
Treasury stock, at cost	(408)	(850)	850	(a)	(408)
Accumulated other comprehensive income	4,479	0	0		4,479
Total stockholders’ equity	20,716	(3,464)	4,127		21,379
Total liabilities and stockholders’ equity	$65,387	$5,872	$(2,049)		$69,210

7

Pro Forma Adjustments

a)	To adjust for assets, stockholders’ equity not acquired and liabilities not assumed
b)	To eliminate amounts due to Right-Way at March 31, 2007, paid prior to the closing of the Transaction
c)	To adjust historical inventory to fair value
d)	To record increase in short-term borrowings to purchase assets
e)	To eliminate inter-company sales and related cost of sales
f)	To record interest expense on increased short-term borrowings
g)	To record effect of the Transaction on income tax expense
h)	To record minority interest
i)	Excess of value of inventory and receivables at March 31, 2007 over the cost of acquisition